SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 26, 2011

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On August 26, 2011, Dynegy Inc. (“Dynegy”) announced that Sithe/Independence Funding Corporation (“Sithe”), an indirect wholly-owned subsidiary of Dynegy and Dynegy Holdings Inc., has commenced a cash tender offer to purchase any and all of Sithe’s outstanding $191,687,012.47 in aggregate principal amount of 9% Secured Bonds due 2013 (the “Notes”). In connection with the tender offer, Sithe is also soliciting consents from the registered holders of the Notes to certain proposed amendments to the indenture governing the Notes (as supplemented, the “Indenture”), including the (i) elimination of certain of the restrictive covenants, certain events of default applicable to the Notes and certain other provisions contained in the Indenture and (ii) amendment of the satisfaction and discharge provisions of the Indenture. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on September 23, 2011, unless extended or earlier terminated by Sithe. A copy of the press release announcing the commencement of the tender offer is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filings.  In addition, this Form 8-K and the press release contain statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document

99.1	Press release announcing commencement of the Sithe/Independence Funding Corporation tender offer dated August 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 26, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President and General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: August 26, 2011	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release announcing commencement of the Sithe/Independence Funding Corporation tender offer dated August 26, 2011.